Exhibit 10.6


                                  AMENDMENT TO
                           MEMORANDUM OF UNDERSTANDING


             This Amendment is entered into as of this 30th day of March 1995 to the Memorandum of Understanding ("MOU") dated January 23, 1995, by and among EuroAmerican Group, Inc. ("EAG"), Hubert Scharnowski, Sabhu Inc., Alexis Charamis, George Tsirivakos, CAL International Limited ("CALI"), CAL Futures Limited, and Eurotech Invest. Ltd. ("Eurotech").

             WHEREAS, the parties desire to adopt certain amendments to amend the MOU;

             IT IS THEREFORE AGREED that the MOU is hereby amended in the following respects:

             1.   Section 3(a) is amended to read as follows:

                       Eurotech shall purchase a minimum of
                       2,000,000 shares, subject to a maximum of 2,500,000 shares, of EAG's common stock at a purchase price of twenty cents ($0.20) per share on or before April 15, 1995;

             2.   Section 3(b) is amended to read as follows:

                       CALI shall cause 3,000,000 shares of EAG common stock to be purchased at a purchase price of twenty cents ($0.20) per share on or before April 15, 1995 and without regard to Eurotech's purchase pursuant to Section 3(a).

             3. Section 3(k) is amended to change the option period from three years to four years, and to change the second sentence to read as follows:

                       The option purchase price per share shall be twenty cents per share.

             4.   Section 3(l) is amended to read as follows:

                       EAG shall give CALI an option for four years to purchase from time to time up to 1,000,000 shares of EAG's common stock with "piggy-back" registration rights at an option purchase price of twenty cents
                       ($0.20) per share.

             5. In all other respects, the terms and conditions of the MOU are confirmed.

             IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed.


   EUROAMERICAN GROUP, INC.           CAL INTERNATIONAL LIMITED


   By:/s/                             By:/s/


   SABHU INC.                         CAL FUTURES LIMITED


   By:/s/                             By:/s/




   /s/ Hubert Scharnowski             EUROTECH INVEST. LTD.
   HUBERT SCHARNOWSKI

                                      By:/s/



   /s/ Alexis Charamis                /s/ George Tsirivakos
   ALEXIS CHARAMIS                    GEORGE TSIRIVAKOS